                                   EXHIBIT 11


           COMPUTATION OF PRO FORMA EARNINGS (LOSS) PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                    HISTORICAL
                                            HISTORICAL PRO FORMA                                     PRO FORMA
                               ----------------------------------------------     PRO FORMA     -------------------     PRO FORMA
                                1992      1993      1994      1995      1996        1996        6/30/96     6/30/97      6/30/97
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
Net income (loss) for primary
  and fully diluted
  computation:...............  $ (297)    $ 151     $ 275     $ 328     $ 680      $ 1,585       $ 229       $ 851       $ 1,674
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
PRIMARY
Weighted-average common
  shares and dilutive common
  stock equivalents:
  Common stock outstanding...   3,650     3,650     3,650     3,650     3,650        6,650(2)    3,650       3,650         6,650(2)
  Shares to be issued in
    connection with gmi
    Acquisition..............                                                          214                                   214
  Warrants issued in
    connection with
    Subordinated debt........     153       153       153       153       153          153         153         153           153
  Stock options(1)...........     219       219       219       268       427          427         370         630           630
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
                                4,022     4,022     4,022     4,071     4,230        7,444       4,173       4,433         7,647
                               ======     =====     =====     =====     =====     ==========    =======     =======     ==========

Primary earnings per common
  share......................  $(0.07)    $0.04     $0.07     $0.08     $0.16      $  0.21       $0.05       $0.19       $  0.22

FULLY DILUTED
Weighted-average common
  shares and dilutive common
  stock equivalents:
  Common stock outstanding...   3,650     3,650     3,650     3,650     3,650        6,650(2)    3,650       3,650         6,650(2)
  Shares to be issued in
    connection with gmi
    Acquisition..............                                                          214                                   214
  Warrants issued in
    connection with
    Subordinated debt........     153       153       153       153       153          153         153         153           153
  Stock options(1)...........     219       219       219       298       458          458         399         668           668
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
                                4,022     4,022     4,022     4,101     4,261        7,475       4,202       4,471         7,685
                               ======     =====     =====     =====     =====     ==========    =======     =======     ==========

Fully diluted earnings per
  common share...............  $(0.07)    $0.04     $0.07     $0.08     $0.16      $  0.21       $0.05       $0.19       $  0.22


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(1) Assumes options to purchase shares of Common Stock granted by the Company during the twelve months preceding the Offering were outstanding for all periods presented, using the treasury stock method at an assumed initial public offering price of $13.00 per share.



(2) Includes 3,000,000 shares which will be issued in the Offering.